UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2020

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common stock, par value $0.01 per share	Nasdaq Global Select Market	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Incentive Plan

On March 16, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Gulfport Energy Corporation (the “Company”) recommended the approval of, and the Board approved, the Company’s 2020 Incentive Plan (the “2020 Incentive Plan”). The 2020 Incentive Plan is designed to provide to selected employees of the Company incentive compensation opportunities, which are tied to the achievement of one or more performance goals (“Incentive Awards”), and service-based compensation opportunities (“Standard Awards” and, together with the Incentive Awards, “Cash Awards”). The 2020 Incentive Plan will be administered by the Board or a committee thereof to which the Board has delegated authority to administer the 2020 Incentive Plan (the “Administrator”). In general, the 2020 Incentive Plan focuses on (i) continued employment or performance of services for the Company until relevant vesting, forfeiture or clawback dates, as the case may be with respect to Standard Awards and (ii) achievement of objectives and goals (“Performance Targets”) relating to certain financial and operational metrics (“Performance Factors”) over a period of time (the “Performance Period”) with respect to Incentive Awards. The above vesting dates, Performance Targets, Performance Factors and Performance Period will be determined by the Administrator. For avoidance of doubt, Incentive Awards also may be subject to time-based vesting conditions such as the participant’s continued employment or performance of services for the Company through the relevant Performance Period or such other date(s) as may be determined by the Administrator. Under the 2020 Incentive Plan, the earning of an Incentive Award and payout opportunity is contingent upon meeting the Incentive Award’s applicable threshold performance levels. If such threshold performance levels are satisfied, the payout amount varies for performance above or below the pre-established target performance levels.

The preceding summary of the 2020 Incentive Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Grant of Cash Awards

On March 11, 2020, the Compensation Committee approved Cash Awards to selected employees, including the Company’s named executive officers, which will be granted effective as of March 16, 2020 (the “Grant Date”) under the 2020 Incentive Plan. David M. Wood, President and Chief

Executive Officer, will be granted a Standard Award equal to $834,000 and an Incentive Award with a target amount equal to $2,371,688. Donnie Moore, Chief Operating Officer, will be granted a Standard Award equal to $505,000 and an Incentive Award with a target amount equal to $816,838. Quentin R. Hicks, Chief Financial Officer, will be granted a Standard Award equal to $425,000 and an Incentive Award with a target amount equal to $128,988. Patrick K. Craine, General Counsel and Corporate Secretary, will be granted a Standard Award equal to $435,000 and an Incentive Award with a target amount equal to $132,023. Michael Sluiter, Senior Vice President, Reservoir Engineering, will be granted a Standard Award equal to $360,000 and an Incentive Award with a target amount equal to $107,640.

Each Standard Award will be paid on or about the date hereof, but will be subject to an obligation to repay such Standard Award to the Company in the event of the participant’s termination of employment with the Company or related company, prior to the earlier of the first anniversary of the Grant Date or the occurrence of a change in control (“Clawback Period”) for reasons other than due to (i) the Company’s or related company’s termination of the participant without cause, (ii) the participant’s voluntary termination of employment with the Company or related company for good reason, or (iii) the participant’s death (each, a “Qualified Termination”).

Each Incentive Award will be subject to a Performance Period of January 1, 2020 through December 31, 2020. Different vesting periods will apply to separate one-third portions of each Incentive Award (each one-third portion, an “Incentive Tranche Amount”). In general, the applicable Incentive Tranche Amount will vest over the period commencing on the Grant Date and ending, as the case may be, on each of December 31, 2020, December 31, 2021 and December 31, 2022 (each period, a “Subject Restricted Period”), subject to the participant’s continuous employment and attainment of certain financial, operational and total shareholder return Performance Targets (“Qualified Performance”). Payment of a vested Incentive Tranche Amount (as such payment may be adjusted by the Administrator pursuant to the Plan) will be made within 30 days following the vesting date, subject to that Incentive Tranche Amount being earned as a result of the attainment of Qualified Performance. If the participant incurs a Qualified Termination during a Subject Restricted Period, then the participant will remain eligible to receive any unpaid Incentive Tranche Amounts, again subject to those Incentive Tranche Amounts being earned as a result of the attainment of Qualified Performance. In general, such earned Incentive Tranche Amounts will be prorated if the Qualifying Termination occurs prior to a change in control, and no such proration will occur if the Qualifying Termination occurs during the 24-month period following a change in control. In either event, the applicable earned and unpaid Incentive Tranche Amounts will be paid (as such payments may be adjusted by the Administrator pursuant to the 2020 Incentive Plan) within 30 days after such Qualified Termination, and if such Qualified Termination occurs during the Performance Period, the applicable Qualified Performance determination will be made at the time of such Qualified Termination. If the participant incurs a termination other than a Qualified Termination during a Subject Restricted Period, the participant will forfeit all rights to receive any payment of the Incentive Tranche Amount that relates to such Subject Restricted Period, regardless of whether Qualified Performance is attained.

The preceding summary of the Standard Awards and Incentive Awards is qualified in its entirety by reference to the full text of the award agreement evidencing the grant of such Standard Awards and Incentive Awards, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Gulfport Energy Corporation 2020 Incentive Plan.

10.2	Form of 2020 Cash Award under Gulfport Energy Corporation 2020 Incentive Plan

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: March 17, 2020	By:	/s/ Patrick K. Craine
Patrick K. Craine
General Counsel and Corporate Secretary